Exhibit 10.17

salesforce.com, inc. ID: [ ] The Landmark@One Market Street Suite 300 San Francisco, CA 94105
Notice of Grant of Performance-Based Restricted Stock Units and Terms and Conditions of Performance-Based Restricted Stock Units (together, with the exhibits and appendices thereto, the “Agreement”)

[FIRST NAME] [LAST NAME]	Award Number:	[NUMBER]
[ADDRESS]	Plan:	2013 Equity Incentive Plan
[ADDRESS LINE 1]	ID:	[ID]
[ADDRESS LINE 2]	Target Number of Performance-Based Restricted Stock Units (“Target”):	[NUMBER]
Effective          (the “Grant Date”), you have been granted an award of performance-based restricted stock units (the “Award”). This Award covers the Target number of shares of salesforce.com, inc. (the Company) common stock shown above.
Vesting Schedule:
The performance-based restricted stock units (“PRSUs”) covered by this Award are eligible to vest in accordance with the performance-based and service-based conditions described in Exhibit A.
My signature below confirms that I agree that the Award is granted under and governed by the terms and conditions of the 2013 Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Performance-Based Restricted Stock Units, the Terms and Conditions of Performance-Based Restricted Stock Units, Exhibit A and any other exhibits or appendices to the Agreement), all of which are attached and made a part of this package. PRSUs also are known as Restricted Stock Units under the Plan.
I understand that there may be adverse tax consequences as a result of my receipt or disposition of the Shares issued as payment for the vested PRSUs. The Company has urged me to consult with a tax consultant, I have had the opportunity to consult with any tax consultants that I deem advisable in connection with the receipt or disposition of the Shares, and I am not relying on the Company for any tax advice. I agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. I agree to notify the Company upon any change in the residence address indicated for me above.
SALESFORCE.COM, INC.
By:    ___________________________________

ACCEPTED BY THE PARTICIPANT
___________________________________

Exhibit 10.17

SALESFORCE.COM, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
Grant #
1.    Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which these Terms and Conditions of Performance-Based Restricted Stock Units (together with the Grant Notice and attachments to each document, the “Agreement”) are attached, an Award of Performance-Based Restricted Stock Units upon the terms and conditions set forth in this Agreement and the salesforce.com, inc. 2013 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.
2.    Company’s Obligation to Pay. For each PRSU that vests, Participant will receive one Share. Unless and until the PRSUs have vested in the manner set forth in paragraphs 3 or 4, Participant will have no right to payment of such PRSUs. Prior to actual payment of any vested PRSUs, such PRSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any PRSUs that vest in accordance with paragraphs 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares only (subject to any adjustment that may be made in the event of a Change of Control), subject to Participant satisfying any obligations for Tax Obligations.
3.    Vesting Schedule. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 6, the PRSUs awarded by this Agreement shall vest in accordance with the terms and conditions set forth in Exhibit A, provided that Participant has continuously remained an Employee from the Grant Date through the relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Law, satisfaction of the service-based vesting criteria set forth in Exhibit A shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of any Eligible PRSUs at any time,

subject to the terms of the Plan. If so accelerated, such Eligible PRSUs will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of this paragraph 4, if the Administrator, in its discretion, accelerates the vesting of all or a portion of any unvested Eligible PRSUs, the payment of such accelerated PRSUs shall be made as soon as practicable upon or following the accelerated vesting date; provided, however, that if Participant is subject to a Change of Control and Retention Agreement or other agreement with or authorized by the Company (or with its Parent or one of its Subsidiaries) providing for acceleration of vesting of the PRSUs covered by this Award, the timing of payment for such accelerated PRSUs provided in such agreement shall control (provided that such timing is compliant with Section 409A or results in such accelerated PRSUs being exempt from Section 409A, and subject to any delay required below by this paragraph 4). Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the Administrator, in its discretion, following the Grant Date provides for the acceleration of vesting of any of the PRSUs subject to this Award, the payment of such accelerated PRSUs shall only be made at a time or times when such payment is exempt from or complying with the requirements of Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the PRSUs is accelerated in connection with Participant’s termination as an Employee (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as an Employee and (y) the payment of such accelerated PRSUs will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as an Employee, then the payment of such accelerated PRSUs will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as an Employee, unless Participant dies following his or her termination as an Employee, in which case, the PRSUs will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PRSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable to a U.S. taxpayer under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Section 409A” means

Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Payment after Vesting. The payment of Shares vesting pursuant to this Agreement shall in all cases be made at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. Any PRSUs that vest in accordance with paragraph 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 8. Any PRSUs that vest in accordance with paragraph 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 8. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any PRSUs payable under this Agreement.
6.    Forfeiture upon Termination of Status as an Employee. Notwithstanding any contrary provision of this Agreement, except as specifically provided in Exhibit A, the balance of the PRSUs that have not vested as of the time of Participant’s termination as an Employee for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any such unvested Shares hereunder will immediately terminate. The date of Participant’s termination as an Employee is detailed in paragraph 11(g).
7.    Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Tax Obligations.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares.
(b)    Withholding of Taxes. When the Shares are issued as payment for vested PRSUs, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Participant hereby agrees to make, prior to vesting and/or settlement of the PRSUs, adequate provision (in a manner acceptable to the Company, which may include by check, wire transfer, by withholding from Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer or by means of a Cashless Exercise) for any sums required to satisfy the Tax Obligations arising in connection with Participant’s PRSUs (including Shares thereunder). If Participant fails to make such satisfactory arrangements, Participant hereby expressly consents to pay by Cashless Exercise any Tax Obligations. In addition, Participant hereby expressly confers on the Company a power of attorney to irrevocably instruct a broker to assign to the Company the proceeds of the sale of that number of Shares necessary to pay any Tax Obligations. For this purpose, a “Cashless Exercise” means the delivery of a properly executed tax withholding notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares to be issued as payment for vested PRSUs pursuant to a program or procedure approved by the Company. The Company reserves, at any and all times, the right in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to Participant notwithstanding that such program or procedures may be available to others. Notwithstanding the foregoing, if Participant fails to deliver a properly executed tax withholding notice to the Company in a form acceptable to the Company, a “Cashless Exercise” means the delivery by the Company of irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of the sale of that number of Shares necessary to pay any Tax Obligations. Finally, depending on the withholding method, the Company may withhold or account for Tax Obligations by considering maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent; provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the PRSUs.
9.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SERVICE-BASED VESTING CONDITION OF THE PRSUs WILL BE SATISFIED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PRSUs OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CRITERIA SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)    the grant of the PRSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;
(b)    all decisions with respect to future PRSUs or other grants, if any, will be at the sole discretion of the Company;
(c)    Participant is voluntarily participating in the Plan;

(d)    the PRSUs and the Shares subject to the PRSUs are not intended to replace any pension rights or compensation;
(e)    the PRSUs and the Shares subject to the PRSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(g)    for purposes of the PRSUs, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the PRSUs grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(h)    unless otherwise provided in the Plan or by the Company in its discretion, the PRSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PRSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(i)    the following provisions apply only if Participant is providing services outside the United States:
i.    the PRSUs and the Shares subject to the PRSUs are not part of normal or expected compensation or salary for any purpose;

ii. Participant acknowledges and agrees that none of the Company, the Employer or any Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to Participant pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement; and
iii. no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSUs resulting from the termination of Participant’s status as an Employee (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the PRSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Participating Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Participating Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
13.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other PRSU grant materials by and among, as applicable, the Employer, the Company and any Participating Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as an Employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant PRSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
14.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Global Equity Plan Services Department, at salesforce.com, inc., The Landmark Bldg., One Market Street, Suite 300, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.
15.    Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of PRSUs and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the

Participant has been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
16.    Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.
17.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18.    Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PRSUs as the Administrator may establish from time to time for reasons of administrative convenience.
19.    Plan Governs. This Agreement and the PRSUs granted hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
20.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PRSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
21.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to PRSUs awarded under the Plan or future PRSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
23.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
24.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
25.    Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of PRSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of PRSUs is made and/or to be performed.
26.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company, provided that any such modification that is adverse to Participant will not be effective unless Participant consents in writing to the modification. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award of PRSUs, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services. In no event will the Company pay or reimburse the Participant for any taxes or other costs imposed in connection with the PRSUs under Section 409A or otherwise.
27.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of PRSUs under the Plan, and that he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
28.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
29.    Country Addendum. Notwithstanding any provisions in this Agreement, the PRSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
30.    Compensation Clawback or Recovery Policy. The Administrator (or the Board or a committee of the Board, as determined by the Board), in its sole discretion, may require Participant to forfeit, return or reimburse to the Company all or a portion of his or her PRSUs and any Shares or amounts paid thereunder, in accordance with any then-effective Company compensation clawback or recovery policy, as it may be established or amended from time to time. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Administrator (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

SALESFORCE.COM, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
EXHIBIT A -- VESTING CONDITIONS
Performance-Based Vesting Component. The number of PRSUs that will be eligible to vest (if any) will be determined based on how the Company’s Total Shareholder Return (“TSR”) ranks in comparison to the companies that comprise the NASDAQ-100 Index as of the Grant Date (the “Index Group”). Any PRSUs that become eligible to vest upon certification of the Company’s TSR performance relative to the Index Group are referred to herein as the “Eligible PRSUs.”
TSR Relative to the Index Group. Except as provided under “Change of Control” below, the number of Eligible PRSUs (if any) will be determined based on the Company’s TSR relative to the TSRs of the Index Group during the Performance Period. The Performance Period will be the period beginning on the Grant Date and ending on the third anniversary of the Grant Date. The number of PRSUs that will become Eligible PRSUs (if any) will be determined by multiplying the Applicable Percentage by the Target number of PRSUs. The Applicable Percentage will be determined as follows:

Company TSR Percentile Rank within the Index Group	Applicable Percentage
Less than 30th	0%
60th	100%
99th or higher	200%
If the Company’s TSR ranks at the 60th percentile of the Index Group, 100% of the Target number of PRSUs will become Eligible PRSUs. If the TSR percentile rank achieved by the Company falls below the 60th percentile of the Index Group, the Applicable Percentage will decrease by 3 1/3% for each percentile rank below the 60th percentile. For example, if the Company’s TSR ranks at the 50th percentile of the Index Group, then the Applicable Percentage will be calculated as 100% - ((60‑50)* 3 1/3)% = 67% (66.6667%, rounded to the nearest whole number). If the Company’s TSR percentile rank relative to the Index Group is above the 60th percentile, for each percentile rank above the 60th percentile, the Applicable Percentage will increase by 2 22/39%. For example, if the Company’s TSR ranks at the 74th percentile of the Index Group, the Applicable Percentage will be calculated as 100% + ((74‑60)* 2 22/39)% = 136% (135.8974%, rounded to the nearest whole number). If the Company’s TSR for the Performance Period is negative, the table and rules above still will be used to determine the Applicable Percentage and number of Eligible PRSUs, but in no event will the (a) Applicable Percentage exceed 100%, and (b) Eligible PRSUs exceed 100% of Target. Percentile ranks will be rounded to the nearest whole number. The number of Eligible PRSUs (if any) will be rounded down to the nearest whole Share.
For purposes of the TSR calculations, the following additional rules shall apply. TSR will be calculated as change in share price, including reinvestment of dividends (with reinvestment occurring as of the date on which the dividend is paid). The beginning and ending prices for each share (including the Company’s) will be the simple average of the closing prices for that share of stock during the ninety calendar day period immediately preceding and ending on the relevant date (the relevant date being the Grant Date or the last day of the Performance Period or the date of a Change of Control, as applicable). Appropriate adjustments in the TSR calculations shall be made to reflect stock dividends, splits and other transactions affecting the various shares of stock, as determined by the Administrator. Companies that are added to the NASDAQ-100 Index after the beginning of the Performance Period and companies that cease to be publicly-traded before the end of the Performance Period shall not be considered as part of the Index Group. Companies that remain publicly-traded as of the end of the Performance Period but that cease to be part of the NASDAQ-100 Index will be included in the Index Group.
All determinations regarding TSR performance and the Applicable Percentage shall be made by the Administrator in its sole discretion and all such determinations shall be final and binding on all parties. PRSUs, if any, will be deemed to have become Eligible PRSUs as of the date on which the Administrator certifies in writing the Company’s TSR percentile rank relative to the Index Group. This certification shall be made no later than         .
Service-Based Vesting Component. Except as provided under “Change of Control” below, in order to vest in any Eligible PRSUs, Participant must remain an Employee through         . Assuming Participant remains an Employee through         , any Eligible PRSUs will vest on that date.
Change of Control. If Participant remains an Employee through the date of a Change of Control, and the Change of Control occurs before the last day of the Performance Period, the following rules will apply. Rather than being determined based on the Company’s TSR relative to the Index Group during the Performance Period, the number of Eligible PRSUs (if any) will instead be determined based on the Company’s TSR relative to the TSR of the Index Group during the period beginning on the Grant Date and ending on the date of the Change of Control. The Administrator will certify in writing the Company’s TSR percentile rank relative to the Index Group no later than the fifth business day after the date on which the Change of Control occurs. Any PRSUs that become Eligible PRSUs under the rules of this paragraph will vest as follows. On the date on which the Administrator certifies the Company’s TSR percentile rank, a pro-rated number of the Eligible PRSUs will vest (even if Participant ceases to be an Employee after the Change of Control and before the certification date). The pro-rated number will be determined by multiplying the Eligible PRSUs (if any) by the fraction of the original three-year Performance Period that is completed as of the date of the Change of Control. The remaining Eligible PRSUs will vest in equal installments on a calendar quarter basis over the remainder of the original (three-year) Performance Period, with the final installment vesting no later than the last day of the Performance Period, subject in each case only to Participant remaining an Employee through the respective vesting date. For the avoidance of doubt, the vesting and payment treatment described above in this paragraph applies to this Award in lieu of the treatment otherwise provided in the Change of Control and Retention Agreement, between the Participant and the Company (or in any amendment or replacement of, or successor to that Agreement; collectively, as applicable, the “CIC Agreement”) unless an amendment, replacement or successor agreement specifically references this Award and provides that it will control in lieu of the treatment described above in this paragraph. However, once a Change of Control occurs while Participant is an Employee (or during the three month period described in the following paragraph), any Eligible PRSUs that do not otherwise vest on the certification date will be eligible for accelerated vesting (on a qualifying termination of employment or otherwise) to the extent provided in the CIC Agreement. In the event of a Change of Control prior to payment of any Eligible PRSUs that vest, such payment will be made in whatever form (cash, securities or other property) is applicable to a share of Company common stock that was issued and outstanding immediately prior to the Change of Control, subject to section 16(c) of the Plan.
If Participant has ceased to be an Employee, and a Change of Control occurs within the three month period after Participant ceased to be an Employee, and Participant qualifies for severance benefits under the CIC Agreement (because Participant voluntarily terminated his employment with the Company for “Good Reason,” or the Company terminated Participant’s employment other than for “Cause,” and Participant signed and did not revoke the required release of claims, all as specified in the CIC Agreement), the rules of the preceding paragraph will apply as if Participant had remained an Employee through the date of the Change of Control. Therefore, assuming Participant qualifies for severance benefits under the CIC Agreement, Participant will be entitled to vesting of any and all Eligible PRSUs (determined as described above) on the date of certification by the Administrator. The following example is provided solely for purposes of illustrating the effect under this Award and the CIC Agreement of a qualifying termination of employment by Participant within three months before a Change of Control. Assume that (A) a Change of Control occurs at the exact midpoint of the Performance Period; (B) one month before the Change of Control, Participant voluntarily terminated employment with the Company for “Good Reason” as defined in the CIC Agreement, Participant signed and did not revoke the release of claims specified in the CIC

Agreement and qualifies for severance benefits under the CIC Agreement; and (C) on the third business day after the Change of Control, the Administrator determines that the Applicable Percentage is 150% (calculated as described in the preceding paragraph, using the exact midpoint of the Performance Period as the final date of the 90 day period used to calculate TSR). Accordingly, 150% of the Target number of PRSUs become Eligible PRSUs on the third business day after the Change of Control. On that same date, all Eligible PRSUs vest.
Termination of Employment. Except to the limited extent specifically provided in the preceding two paragraphs, if the Participant ceases to be an Employee for any or no reason (including death or Disability) before Participant vests in the right to receive the Shares to be issued pursuant to this Award, the PRSUs, any Eligible PRSUs and the Participant’s right to acquire any Shares hereunder will immediately terminate without any consideration being paid to the Participant.